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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES OF ARENA PHARMACEUTICALS, INC.


1. Aressa Pharmaceuticals, Inc., a Delaware corporation, doing business as Aressa Pharmaceuticals.